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                                                             EXHIBIT (H)(18)(F)

                                TENTH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                 AMERICAN GENERAL EQUITY SERVICES CORPORATION,
            AIG RETIREMENT COMPANY I (FORMERLY VALIC COMPANY I) AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS TENTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of December 1, 2008, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), AIG RETIREMENT COMPANY I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, (the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

   WHEREAS, from time to time, the Company will offer new Variable Insurance Products that are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

   WHEREAS, the Parties now desire to amend the Agreement to reflect the new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add Survivor Advantage and Corporate Investor Select effective December 1, 2008.

2. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

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   IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule B of the Agreement, as amended from time to time.

                                         ATTEST:

By:     -----------------------------    By:     -----------------------------
Name:   -----------------------------    Name:   -----------------------------
Title:  -----------------------------    Title:  -----------------------------

                                                       (Corporate Seal)

AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                         ATTEST:

By:     -----------------------------    By:     -----------------------------
Name:   -----------------------------    Name:   -----------------------------
Title:  -----------------------------    Title:  -----------------------------

                                                       (Corporate Seal)

AIG RETIREMENT COMPANY I

                                         ATTEST:

By:     -----------------------------    By:     -----------------------------
Name:   -----------------------------    Name:   -----------------------------
Title:  -----------------------------    Title:  -----------------------------

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


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                         ATTEST:

By:     -----------------------------    By:     -----------------------------
Name:   -----------------------------    Name:   -----------------------------
Title:  -----------------------------    Title:  -----------------------------

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                                  SCHEDULE B

                       SEPARATE ACCOUNTS AND CONTRACTS**

NAME OF SEPARATE ACCOUNT AND DATE          REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED
ESTABLISHED BY BOARD OF DIRECTORS          BY SEPARATE ACCOUNT
---------------------------------------    -----------------------------------------------------------------
                                           Registration Nos.:  Name of Contract:
                                           ------------------- ---------------------------------------------

American General Life Insurance Company    33-44744            Group and Individual Variable Annuity*
Separate Account A                         811-1491
Established: August 14, 1967

                                           33-44745            Individual Variable Annuity*
                                           811-1491

American General Life Insurance Company    333-40637           Select Reserve(SM) Flexible Payment
Separate Account D                         811-02441           Variable and Fixed Individual Deferred
Established: November 19, 1973                                 Annuity*

                                           33-43390            Variety Plus(SM) Variable Annuity*
                                           811-2441

                                           333-70667           Platinum Investor(R) Variable Annuity*
                                           811-2441

                                           333-109206          Platinum Investor(R) Immediate Variable
                                           811-2441            Annuity*

American General Life Insurance Company    333-102301          Equibuilder Flexible Premium Variable Life
Separate Account VUL                       811-05794           Insurance *
Established: July 22, 1987

American General Life Insurance Company    333-102303          Individual VA Contracts *
Separate Account VA-2                      811-01990
Established: December 31, 2002

American General Life Insurance Company    333-42567           Platinum Investor(R) I and Platinum
Separate Account VL-R                      811-08561           Investor(R) II Variable Life Insurance
Established: May 6, 1997                                       Policies*

                                           333-53909           Legacy Plus(SM) Variable Life Insurance
                                           811-08561           Policies*

                                           333-80191           Corporate America - Variable Life
                                           811-08561           Insurance Policies*

                                           333-90787           Platinum Investor(R) Survivor
                                           811-08561           Variable Life Insurance Policies*

NAME OF SEPARATE ACCOUNT AND DATE          REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED
ESTABLISHED BY BOARD OF DIRECTORS          BY SEPARATE ACCOUNT
---------------------------------------    -----------------------------------------------------------------
                                           Registration Nos.:  Name of Contract:
                                           ------------------- ---------------------------------------------

                                           333-87307           The ONE VUL Solution
                                           811-08561           Variable Life Insurance Policies*

                                           333-89897           AG Legacy Plus
                                           811-08561           Variable Life Insurance Policies*

                                           333-43264           Platinum Investor(R) III
                                           811-08561           Variable Life Insurance Policies*

                                           333-65170           Platinum Investor(R) Survivor II
                                           811-08561           Variable Life Insurance Policies*

                                           333-82982           Platinum Investor(R) PLUS
                                           811-08561           Variable Life Insurance Policies*

                                           333-109613          Platinum Investor(R) FlexDirector
                                           811-08561           Variable Life Insurance Policies*

                                           333-118318          Platinum Investor(R) IV
                                           811-08561           Variable Life Insurance Policies*

                                           333-129552          Platinum Investor(R) VIP
                                           811-08561           Variable Life Insurance Policies*

                                           333-143072          AIG Corporate Investor
                                           811-08561           Variable Life Insurance Policies*

                                           333-144594          AIG Income Advantage VUL
                                           811-08561           Variable Life Insurance Policies*

                                           333-146948          AIG Protection Advantage VUL
                                           811-08561           Variable Life Insurance Policies*

                                           333-151576          AIG Income Advantage Select
                                           811-08561           Variable Life Insurance Policies*

                                           333-153068          Survivor Advantage
                                           811-08561           Joint and Last Survivor Flexible Premium
                                                               Variable Universal Life Insurance Policies*

                                           333-153093          Corporate Investor Select Flexible
                                           811-08561           Premium Variable Universal Life
                                                               Insurance Policies*

* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.

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